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                                                                    EXHIBIT 21.1

                                 SCANSOFT, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                DECEMBER 31, 2000

SUBSIDIARY LEGAL NAME                          JURISDICTION
---------------------                         -------------
Formmatt, Ltd.                                United Kingdom
ScanSoft U.K., Ltd.                           United Kingdom
Caere Corporation                             Delaware

    Pursuant to the Company's acquisition of Caere Corporation on March 13, 2000, the Company formed a wholly owned subsidiary called Scorpion Acquisitions Corporation. Scorpion Acquisitions acquired Caere Corporation, changed its name to "Caere Corporation" and has the following subsidiaries:

ScanSoft GmbH                                 Germany
ScanSoft BV                                   The Netherlands
ScanSoft SARL                                 France
ScanSoft Hungary Corp.                        Hungary
Caere Kft                                     Hungary
ScanSoft FSC                                  Guam
Formonix, Inc.                                Colorado